UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2012

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 21, 2012, the Compensation and Human Resources Committee (the "Committee") of the Board of Directors of Best Buy Co., Inc. (the “Company” or the "registrant"), approved the entry into special continuity award agreements ("Continuity Award Agreements") for a number of the registrant's officers, including the Chief Financial Officer and three additional “named executive officers,” as determined pursuant to Item 402 of Regulation S-K for purposes of the registrant's Proxy Statement filed May 9, 2012 (“Proxy Statement”). The Committee determined that, given the ongoing search for a permanent Chief Executive Officer (“CEO”), the Continuity Award Agreements were necessary to enable a stable CEO transition and appropriate continuity of leadership. The incentives are in addition to the existing performance-based Long-Term incentive program awards anticipated to be granted in September. Among the recipients of the Continuity Award Agreements were the following four individuals, each of whom are named executive officers:

•	James L. Muehlbauer, Executive Vice President - Finance and Chief Financial Officer;

•	Shari L. Ballard, Executive Vice President and President, International;

•	Carol A. Surface, Executive Vice President and Chief Human Resources Officer; and

•	Michael A. Vitelli, Executive Vice President and President, U.S.

The Continuity Award Agreements provide for the award of two components, a lump-sum cash award and an equity award of restricted stock granted in accordance with the Best Buy Co., Inc. 2004 Omnibus Stock and Incentive Plan, as amended, filed as Exhibit 99 of the Company's Registration Statement on Form S-8 filed on July 15, 2011. The awards are subject to restrictive covenants, including confidentiality, non-compete, non-solicitation, and non-disparagement.

Cash Award Component

Each of the named executive officers listed above will receive a lump-sum cash payment in the amount of $500,000. The lump-sum cash award is subject to clawback if the recipient voluntarily leaves the registrant within one year of the effective date of the appointment of the permanent CEO, (the “Vesting Date”), based on the period of transition as the Board completes the search for a new CEO, the new CEO joins the Company, and a reasonable period of transition to his or her new leadership. The award is also subject to certain restrictive covenants, applicable to equity awards granted in the past, including confidentiality, non-compete, non-solicitation, and non-disparagement as discussed in the Executive and Director Compensation section of the registrant's Proxy Statement, for which a description is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Equity Award Component

Each of the named executive officers listed above also received on June 21, 2012, (the “Grant Date”), a restricted stock award of 102,669 shares of the registrant's common stock, valued at approximately $2,000,000, based on the registrant's stock price of $19.48 as of close of market on June 21, 2012. The restricted stock award will vest at a rate of 25 percent on the Grant Date, and 25 percent on each anniversary of the Grant Date for the following three years. The award will be subject to the restrictive covenant and forfeiture provisions as outlined in the Executive and Director Compensation section of the Proxy Statement, for which a description is filed herewith as Exhibit 99.1 and incorporated herein by reference, except that in the event of an involuntary termination, the award would fully vest.

The foregoing is a summary of the material terms of the Continuity Award Agreements and does not purport to be complete. Once finalized, a copy of the form of the Continuity Award Agreement will be filed as an exhibit to a subsequent filing.

Best Buy Co., Inc.'s Proxy Statement, Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99.1
The section entitled “Executive and Director Compensation” of the Company's definitive Proxy Statement filed on May 9, 2012 (incorporated herein by reference to the Company's definitive Proxy Statement on Schedule 14A filed on May 9, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 25, 2012	By:	/s/ KEITH J. NELSEN
Keith J. Nelsen
Executive Vice President, General Counsel and Secretary